Exhibit 99.9

Joint Filing Agreement

Pursuant to Rule 13d-l(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them.

Date: July 12, 2012

RONALD S. LAUDER

By	/s/ Dave Gerson
	Name:	Dave Gerson, as Attorney-in-Fact for Ronald S. Lauder

RSL SAVANNAH LLC

By	/s/ Dave Gerson
	Name:	Dave Gerson
	Title:	Executive Vice President

RSL CAPITAL LLC

By	/s/ Dave Gerson
	Name:	Dave Gerson
	Title:	Vice President, Assistant Treasurer
and Secretary